Exhibit 99.4

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 1, 2023 (the “Closing Date”), Par Montana, LLC, Par Montana Holdings, LLC, and Par Rocky Mountain Midstream, LLC, each subsidiaries of Par Pacific Holdings, Inc. (“Par” or the “Company”), completed the acquisition from ExxonMobil Corporation, ExxonMobil Oil Corporation, and ExxonMobil Pipeline Company (collectively, the “Sellers”) of (i) the high-conversion, complex refinery located in Billings, Montana and certain associated distribution and logistics assets (the “Billings Assets”), (ii) the Sellers’ 65% limited partnership equity interest in Yellowstone Energy Limited Partnership ("YELP"), (iii) and the Sellers’ 40% equity interest in Yellowstone Pipeline Company ("YPLC") (and collectively with YELP and the Billings Assets, the “Billings Acquisition”) pursuant to and subject to the terms and conditions of the Equity and Asset Purchase Agreement dated as of October 20, 2022 (and as amended on the Closing Date). Par completed the Billings Acquisition, including the purchase of hydrocarbon inventory and other working capital items for $315.5 million, for a total purchase price of approximately $625.5 million.

Par financed the Billings Acquisition, including the associated hydrocarbon inventory, with cash on hand and approximately $215.0 million borrowed pursuant to the "Billings Incremental Facility" under the Company's Asset-Based Revolving Credit Agreement dated as of April 26, 2023 (the "ABL Credit Agreement"), with the borrowers party thereto, the lenders party thereto, as lenders, the issuing banks party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent for each member of the lender group. To facilitate the funding for the Billings Acquisition, the ABL Credit Agreement was amended on May 30, 2023 to effect the Billings Incremental Facility, adjust the borrowing base to account for the Billings Acquisition assets, and fund an escrow account to purchase a portion of the hydrocarbon inventory associated with the Billings Acquisition on the Closing Date.

The Billings Acquisition and impact of the Billings Incremental Facility were included in Par’s unaudited historical condensed consolidated balance sheet as of June 30, 2023; therefore, a pro forma balance sheet is not included herein. Par’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2023 includes the effects of the Billings Acquisition and the Billings Incremental Facility from June 1, 2023 through June 30, 2023. The unaudited pro forma condensed combined statements of operations and accompanying notes (the "Pro Forma Financial Information") for the six months ended June 30, 2023 and for the year ended December 31, 2022 were prepared as if the Billings Acquisition and the Billings Incremental Facility had occurred on January 1, 2022. The unaudited pro forma condensed combined statements of operations have been derived from and should be read in conjunction with the following:

.

•

Par’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023;

•

Par’s unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2023 filed with the SEC on August 9, 2023;

•	The Billings Acquisition's audited historical combined financial statements as of and for the years ended December 31, 2022 and 2021 attached as Exhibit 99.2; and
•	The Billings Acquisition's unaudited historical condensed combined financial statements for the three months ended March 31, 2023 and 2022 attached as Exhibit 99.3.

The Pro Forma Financial Information has been prepared using currently available information and estimates and assumptions made by the Company’s management. Accordingly, actual results could differ materially from the Pro Forma Financial Information. Significant estimates and assumptions include the preliminary purchase price allocation. Management believes the underlying estimates and assumptions provide a reasonable and supportable basis for presenting the significant estimated effects of the Billings Acquisition and the Billings Incremental Facility. The Pro Forma Financial Information does not purport to represent what Par's actual consolidated results of operations or financial position would have been had the Billings Acquisition and the Billings Incremental Facility occurred on the date assumed, nor are they necessarily indicative of our future financial condition or consolidated results of operations.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

Six Months Ended June 30, 2023

(in thousands, except per share amounts)

	Par	Billings Acquisition As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenues	$3,469,136	$974,868	$(34,002)	(a)	$4,410,002

Operating expense
Cost of revenues (excluding depreciation)	2,863,826	749,293	(34,002)	(a)	3,579,117
Operating expense (excluding depreciation)	184,963	124,154	(4,408)	(b)	304,709
Depreciation and amortization	52,576	9,266	7,599	(b),(c)	69,441
General and administrative expense (excluding depreciation)	42,454	8,772	—		51,226
Equity (earnings) from refining and logistics investments	(425)	(14,156)	515	(d)	(14,066)
Acquisition and integration costs	12,544	—	—		12,544
Par West redevelopment and other costs	5,363	—	—		5,363
Total operating expenses	3,161,301	877,329	(30,296)		4,008,334

Operating income	307,835	97,539	(3,706)		401,668

Other income (expense)
Interest expense and financing costs, net	(31,159)	—	(6,197)	(e)	(37,356)
Debt extinguishment and commitment costs	(17,682)	—	—		(17,682)
Other income, net	344	—	—		344
Equity earnings from Laramie Energy, LLC	10,706	—	—		10,706
Total other expense, net	(37,791)	—	(6,197)		(43,988)

Income (loss) before income taxes	270,044	97,539	(9,903)		357,680
Income tax expense	(2,141)	(23,907)	22,400	(f)	(3,648)
Net income	$267,903	$73,632	$12,497		$354,032

Income per share
Basic	$4.45				$5.88
Diluted	$4.39				$5.80
Weighted-average number of shares outstanding
Basic	60,255				60,255
Diluted	61,020				61,020

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information. Refer to Note 4 for Transaction Accounting Adjustments.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

Year Ended December 31, 2022

(in thousands, except per share amounts)

	Par	Billings Acquisition As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenues	$7,321,785	$2,798,249	$(86,512)	(a)	10,033,522

Operating expense
Cost of revenues (excluding depreciation)	6,376,014	2,351,743	(86,512)	(a)	8,641,245
Operating expense (excluding depreciation)	342,209	285,071	(22,548)	(b)	604,732
Depreciation and amortization	99,769	22,491	20,481	(b),(c)	142,741
(Gain)/loss on sale of assets, net	(169)	142	—		(27)
General and administrative expense (excluding depreciation)	62,396	23,278	—		85,674
Equity (earnings) from refining and logistics investments	—	(18,204)	1,236	(d)	(16,968)
Acquisition and integration costs	3,663	—	—		3,663
Total operating expenses	6,883,882	2,664,521	(87,343)		9,461,060

Operating income (loss)	437,903	133,728	831		572,462

Other income (expense)
Interest expense and financing costs, net	(68,288)	—	(14,872)	(e)	(83,160)
Debt extinguishment and commitment costs	(5,329)	—	—		(5,329)
Other income, net	613	—	—		613
Total other expense, net	(73,004)	—	(14,872)		(87,876)

Income (loss) before income taxes	364,899	133,728	(14,041)		484,586
Income tax expense	(710)	(34,121)	29,888	(f)	(4,943)
Net income	$364,189	$99,607	$15,847		$479,643

Income per share
Basic	$6.12				$8.06
Diluted	$6.08				$8.01
Weighted-average number of shares outstanding
Basic	59,544				59,544
Diluted	59,883				59,883

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information. Refer to Note 4 for Transaction Accounting Adjustments.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The following Pro Forma Financial Information reflects the pro forma effects of the Billings Acquisition as well as the Billings Incremental Facility.

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X ("Article 11") as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the Billings Acquisition. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s adjustments. Par has elected to present Management's adjustments in Note 5.

The Billings Acquisition was accounted for by Par using the acquisition method of accounting in accordance with the accounting guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments presented are preliminary and are subject to revision based on a final determination of fair value, policy alignment, and other purchase accounting adjustments. Differences between these preliminary estimates and the final amounts may have a material impact on the accompanying Pro Forma Financial Information.

2.	Preliminary Purchase Price Allocation

The preliminary purchase price for the Billings Acquisition has been allocated to the assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. The Company expects to finalize the purchase price allocation as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805. Accordingly, the final purchase accounting adjustments could differ materially from the accounting adjustments included in the Pro Forma Financial Information presented herein. An increase or decrease in the preliminary fair value of the assets acquired and liabilities assumed could impact the Company's results of operations following the Billings Acquisition due to differences in the purchase price allocation and depreciation for some of the assets.

The Billings Acquisition was accounted for as a business combination under ASC 805. A summary of the estimated purchase price and its preliminary allocation to the net assets acquired at the Closing Date is as follows (in thousands):

Base purchase price (including a $30 million deposit funded at signing)	$310,000
Plus: estimated value of hydrocarbon inventory	272,333
Plus: working capital and other purchase price adjustments	43,147
Estimated purchase price	$625,480
Trade accounts receivable	$2,395
Inventories¹	299,228
Property, plant, and equipment	259,088
Operating lease right-of-use assets	3,562
Investment in refining and logistics subsidiaries	86,600
Other long-term assets	4,094
Total assets	654,967
Short-term operating lease liabilities	2,081
Other current liabilities	7,056
Environmental liabilities²	18,869
Long-term operating lease liabilities	1,481
Total liabilities	29,487
Total	$625,480
(1) Inventories includes estimated hydrocarbon inventory in addition to materials and supplies which were included as working capital adjustments.
(2) Par assumed certain environmental liabilities associated with the Billings Acquisition, including costs related to hazardous waste corrective measures, ground and surface water sampling and monitoring. Par expects to incur these costs over a 20 to 30 year period. The valuation is based on management’s best estimates of probable future costs using currently available information.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information

3.	Billings Acquisition Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of the Billings Acquisition’s financial statements to conform to Par’s historical presentation.

Reclassifications included in the Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023 (in thousands).

Billings Acquisition Presentation	Billings Acquisition Historical January 1, 2023 through March 31, 2023	Billings Acquisition Historical April 1, 2023 through May 31, 2023	Presentation Reclassifications		Billings Acquisition As Adjusted	Par Presentation
Revenues and other income
Sales and other operating revenue	$531,218	$443,650	$—		$974,868	Revenues
Income from equity affiliates	7,967	6,189	(14,156)	(a)	—
Total Revenues and other income	539,185	449,839	(14,156)		974,868

Costs and other deductions						Operating expenses
Crude oil and product purchases - related party	357,317	364,589	27,387	(b),(c),(e)	749,293	Cost of revenues (excluding depreciation)
Production and manufacturing expenses	85,581	58,050	(19,477)	(b), (d)	124,154	Operating expense (excluding depreciation)
Selling, general and administrative expenses	10,209	5,363	(6,800)	(c), (d)	8,772	General and administrative expense (excluding depreciation)
Depreciation expense	5,570	3,696	—		9,266	Depreciation and amortization
Other taxes and duties	757	353	(1,110)	(e)	—
	—	—	(14,156)	(a)	(14,156)	Equity (earnings) from refining and logistics investments
Total costs and other deductions	459,434	432,051	(14,156)		877,329	Total operating expenses

Income before income taxes	79,751	17,788	—		97,539	Operating income
Income taxes	(20,413)	(3,494)	—		(23,907)	Income tax expense
Net Income	$59,338	$14,294	$—		$73,632	Net income

(a)	To reclassify "Income from equity affiliates" to "Equity (earnings)/loss from refining and logistics investments" to conform to Par's presentation.
(b)

To reclassify certain "Production and manufacturing expenses" related to demurrage, shipping, rail logistics and feedstock fuel consumed to "Cost of revenues (excluding depreciation)" to conform to Par's presentation.

(c)

To reclassify "Selling, general and administrative expenses" related to rail transportation costs for asphalt and various taxes to "Cost of revenues (excluding depreciation)" to conform to Par's presentation.

(d)	To reclassify "Selling, general and administrative expenses" related to property taxes to "Operating expense (excluding depreciation)" to conform to Par's presentation.
(e)	To reclassify "Other taxes and duties" to "Cost of revenues (excluding depreciation)" to conform to Par's presentation.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Reclassifications included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 (in thousands).

Billings Acquisition Presentation	Billings Acquisition Historical	Presentation Reclassifications		Billings Acquisition As Adjusted	Par Presentation
Revenues and other income
Sales and other operating revenue	$2,798,249	$—		$2,798,249	Revenues
Income from equity affiliates	18,204	(18,204)	(a)	—
Total revenues and other income	2,816,453	(18,204)		2,798,249

Costs and other deductions					Operating expenses
Crude oil and product purchases - related party	2,292,634	59,109	(b),(c), (f)	2,351,743	Cost of revenues (excluding depreciation)
Production and manufacturing expenses	324,686	(39,615)	(b), (d)	285,071	Operating expense (excluding depreciation)
Selling, general and administrative expenses	40,878	(17,600)	(c), (d)	23,278	General and administrative expense (excluding depreciation)
Depreciation expense	22,633	(142)	(e)	22,491	Depreciation and amortization
Other taxes and duties	1,894	(1,894)	(f)	—
	—	(18,204)	(a)	(18,204)	Equity (earnings) from refining and logistics investments
	—	142	(e)	142	(Gain)/loss on sale of assets, net
Total costs and other deductions	2,682,725	(18,204)		2,664,521	Total operating expenses

Income before income taxes	133,728	—		133,728	Operating income
Income taxes	(34,121)	—		(34,121)	Income tax expense
Net Income	$99,607	$—		$99,607	Net Income

(a)	To reclassify "Income from equity affiliates" to "Equity (earnings)/loss from refining and logistics investments" to conform to Par's presentation.
(b)

To reclassify certain "Production and manufacturing expenses" related to demurrage, shipping, rail logistics and feedstock fuel consumed to "Cost of revenues (excluding depreciation)" to conform to Par's presentation.

(c)

To reclassify "Selling, general and administrative expenses" related to rail transportation costs for asphalt and various taxes assessed on a seller to "Cost of revenues (excluding depreciation)" to conform to Par's presentation.

(d)	To reclassify "Selling, general and administrative expenses" related to property taxes to "Operating expense (excluding depreciation)" to conform to Par's presentation.
(e)	To reclassify a portion of "Depreciation expense" to "(Gain)/loss on sale of assets, net" to conform to Par's presentation.
(f)	To reclassify "Other taxes and duties" to "Cost of revenues (excluding depreciation)" to conform to Par's presentation.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information

4.	Billings Acquisition Pro Forma Adjustments

Statements of Operations for the six months ended June 30, 2023 and for the year ended December 31, 2022

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022, respectively, reflect the following adjustments.

(a)	Reflects the elimination of the historical transactions between Par and the Billings Acquisition relating to the sale of finished product.

(in thousands)	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Revenues	$(34,002)	$(86,512)
Cost of revenues (excluding depreciation)	(34,002)	(86,512)
Net impact to eliminate historical transactions	$—	$—

(b)

Represents the reversal of refinery turnaround costs expensed by the Billings Acquisition in accordance with its historical accounting policy to conform to Par’s accounting policy which is to capitalize costs incurred in connection with planned major maintenance refinery activities and subsequently amortize such costs on a straight-line basis until the next planned turnaround which is expected to occur in six years. In addition, the adjustment includes costs related to a major repair on a crude unit which was expensed by the Billings Acquisition and which would have been capitalized under Par's policy over 15 years.

(in thousands)	Six Months Ended June 30, 2023¹	Year Ended December 31, 2022
Operating expense (excluding depreciation)	$(4,408)	$(22,548)
Depreciation and Amortization	825	1,623
Net impact for accounting policy alignment	$(3,583)	$(20,925)
(1)	Information associated with June 30, 2023 historical financial information for the Billings Acquisition is presented as of or for the period ending May 31, 2023.

(c)

Represents the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets and is calculated on a straight-line basis.

(in thousands)	Six Months Ended June 30, 2023¹	Year Ended December 31, 2022
Elimination of historical depreciation expense	$(9,266)	$(22,491)
Depreciation of acquired property, plant, and equipment	16,040	41,349
Net adjustment to depreciation and amortization expense	$6,774	$18,858
(1)	Information associated with June 30, 2023 historical financial information for the Billings Acquisition is presented as of or for the period ending May 31, 2023.

A 10% change in the valuation of property, plant and equipment would result in a corresponding increase or decrease in depreciation expense for the six months ended June 30, 2023 and for the year ended December 31, 2022, of approximately $1.6 million and $4.1 million, respectively, assuming an overall weighted average remaining useful life of 16.3 years.

(d)

Represents the adjustment to Equity (earnings) from refining and logistics investments for the amortization, of basis differences arising between the relative fair value of the underlying assets compared to their carryover basis, assuming a weighted average useful life of 19.8 years and 42.9 years for YELP and YPLC, respectively.

(e)

Represents the additional interest expense of $6.2 million and $14.9 million for the six months ended June 30, 2023 and for the year ended December 31, 2022, respectively, recorded for the Billings Incremental Facility. The interest rate used for the Billings Incremental Facility is 6.9% as of July 31, 2023, based on the adjusted Secured Overnight Financing Rate of 5.4% plus the applicable margin of 1.5%. A 0.125% change in the variable interest rate of the Billings Incremental Facility would increase or decrease interest expense presented in the unaudited pro forma condensed combined statements of operations by $0.1 million and $0.3 million, for the six months ended June 30, 2023 and for the year ended December 31, 2022, respectively.

(f)

Represents the removal of the Billings Acquisition’s federal historical income tax expense due to Par’s existing net operating loss tax carryforwards that would be released through a deferred tax valuation allowance to offset future tax from the Billings Acquisition. Therefore, no federal income tax expense will be recognized from the Billings Acquisition. In addition, as a result of the Billings Acquisition, the estimated blended state tax rates of 1.0% were modified driven by the apportionment factors applicable to each state.

5.	Management’s Adjustments

Management expects the post-acquisition business to realize certain cost savings as compared to the historical combined costs of Par and the Billings Acquisition operating independently. Management’s adjustments, which are based on estimated costs savings related to overhead and refinery operating expenses, are not reflected in the unaudited pro forma condensed combined statements of operations. Management estimates that, had the transaction been completed as of January 1, 2022, expenses of approximately $17.5 million and $43.6 million for the six months ended June 30, 2023 and for the year ended December 31, 2022 would not have been incurred. These expenses primarily related to certain centralized information technology, procurement, management and other corporate services.

The adjustments shown below include those deemed necessary by management to fairly state the Pro Forma Financial Information. Management’s adjustments include forward-looking information subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results may differ materially from what is presented below as efforts progress to integrate the Billings Acquisition’s operations.

Six Months Ended June 30, 2023

(in thousands, except per share amounts)	Pro Forma Combined	Management Adjustments	As Adjusted
Operating expense (excluding depreciation)	$304,709	$(10,847)	$293,862
General and administrative expense (excluding depreciation)	51,226	(6,804)	44,422
Income before income taxes	357,680	17,651	375,331
Income tax expense	(3,648)	(180)	(3,828)
Net income	$354,032	$17,471	$371,503
Income per share
Basic	$5.88	$0.29	$6.17
Diluted	$5.80	$0.29	$6.09

Year Ended December 31, 2022

(in thousands, except per share amounts)	Pro Forma Combined	Management Adjustments	As Adjusted
Operating expense (excluding depreciation)	$604,732	$(25,304)	$579,428
General and administrative expense (excluding depreciation)	85,674	(18,792)	66,882
Income before income taxes	484,586	44,096	528,682
Income tax expense	(4,943)	(450)	(5,393)
Net income	$479,643	$43,646	$523,289
Income per share
Basic	$8.06	$0.73	$8.79
Diluted	$8.01	$0.73	$8.74